UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2010

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529 Houston, TX		77041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On November 16, 2010, T. Jay Collins, our President and Chief Executive Officer, will participate in investor meetings at Barclays Capital’s Energy, Engineering and Construction One Day Forum in Dallas, TX. Interested parties may view the handouts for the meetings by using the Investor Relations link at Oceaneering’s website, www.oceaneering.com, beginning on November 15, 2010 at 4:00 p.m. Central Standard Time.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Please note that certain information contained in the presentation are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the “Safe Harbor” provisions of those statutes. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “plan,” “forecast,” “budget,” “goal” or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements in the presentation include statements about:

•

Our belief that deepwater projects take years to develop, involve largely oil reservoirs with high production flow rates, are primarily undertaken by well capitalized customers and that their investment decisions are predicated on long-term commodity price assumptions;

•

Our long-term outlook for deepwater activity with our assumption that it is one of the best secular growth prospects in the industry, despite short-term regulatory uncertainty due to the Macondo well incident;

•	Our belief Western Integrated Oil Companies (“IOCs”) will invest in the deepwater markets because:

•	the IOCs have little choice as they have limited access to world class onshore reserves;

•	the IOCs can leverage their balance sheets and product management skills;

•	the IOCs have experienced strong exploration success in recent years; and

•	drilling intensity is rising as more complex areas are being explored;

•	Our near-term deepwater market outlook of lower activity in the U.S. Gulf of Mexico and higher demand for ROV tooling and possibly BOP Control Systems;

•	Our expectations that our 2010 earnings per share will be in the range of $3.57 to $3.62;

•	Our expectation that our 2011 earnings per share will be in the range of $3.45 to $3.75. This expectation is based on:

•	our anticipation that, for our services and products, international demand growth may more than offset lower demand in the U.S. Gulf of Mexico;

•	our expectation that the major uncertainties we face are when, at what pace and to what level U.S. Gulf of Mexico drilling permits will rebound; and

•

at the midpoint of the earnings per share range, our assumption of a slow start with a modest acceleration of work in the U.S. Gulf of Mexico, as we expect 20 to 25 deepwater drilling rigs working by the end of 2011;

•	Our expectation that our 2010 4th quarter earnings per share will be $0.80 to $0.85;

•

Our segment operating income guidance for 2011 compared to 2010, with projections that ROV and Inspection will be up, Subsea Products and Advanced Technologies will be flat and Subsea Projects will be down;

•	Our expectation that ROVs, Subsea Products and Subsea Projects will collectively earn more than 85% of our 2011 operating income;

•	Our projection of strong cash flow of over $325 million for 2011;

•	Our belief that we will have ample resources to invest in growth;

•	Our intent to use our current cash and future cash flow to fund organic or acquisition investments to grow earnings;

•

Our plans for organic growth including 4th quarter 2011 capital expenditures of approximately $35 million to bring our total 2010 capital expenditures to approximately $200 million, and our 2011 total capital expenditures forecast of approximately $150 million to $175 million;

•	Our current plans of acquisition targets:

•	being within our market niches;

•	having an international focus, particularly in the Asia/Pacific area; and

•	being reasonably priced and accretive to earnings per share;

•	Our belief that there is no compelling short-term need to accelerate our share repurchases or to institute a dividend;

•	Anticipated worldwide deepwater discoveries to be evaluated and developed;

•	Our expectation that about 30 new floating rigs will be to be placed in service during each of 2010 and 2011;

•	Our expectations that 2010 ROV revenue per day-on-hire and fleet utilization will be slightly less than 2009;

•	Our expectation of adding at least 18 new ROV systems in 2010, with six or more of those in the 4th quarter of 2010;

•	Our expectation of adding additional ROV systems to our fleet in the future to satisfy rising demand requirements for both drill support and construction service;

•	Our expectation of adding approximately 15 new ROVs in 2011;

•	Our expectation that 2010 ROV operating income and operating margin will be approximately equal to those of 2009, and 2011 ROV operating income will exceed that of 2010;

•	Expected increase of 45% in subsea completions in the decade commencing 2010;

•	Subsea tree orders forecast to be up approximately 20% in the period 2010 – 2014 compared to the period 2005 – 2009;

•

Subsea tree orders forecast for 2010 to be about the same as in 2009, at approximately 330 trees, and expectation that tree orders in 2011 will increase to above the 400 level on higher demand in Africa and Asia;

•	Our belief there will be additional Subsea Product opportunities arising from regulatory changes after the Macondo incident, specifically for:

•	ROV tooling:

•	Hot stabs with higher flow rates

•	Hot stab receptacles and valves

•	ROV accumulator reservoir bottle skids

•	Backup accumulator bottle skids

•	BOP Control Systems:

•	Acoustically actuated

•	Dean Man control;

•	Our belief that by the end of 2010 we should have enough ROV tooling orders for 2011 to replace the Macondo well site ROV tooling earnings of 2010;

•	Our projection that 2010 Subsea Products backlog at the end of 2010 will be higher than it was at the end of 2009, which was $321 million;

•

Our expectation that 2010 Subsea Products operating income and operating margin will be higher than that of 2009, due to manufacturing process improvements and cost reductions, anticipated increased umbilical plant throughput, and higher subsea field development hardware sales and ROV tooling rentals;

•

Our expectation that our 2011 Subsea Products operating income will be approximately the same as 2010, based on our assumption of increased umbilical plant throughput and lower sales of IWOCS services in the U.S. Gulf of Mexico;

•	Anticipated Gulf of Mexico deepwater discoveries to be evaluated and developed;

•	Projected cumulative subsea completions in the Gulf of Mexico through 2014;

•	Our belief that demand for deepwater inspection, maintenance and repair services tracks with growth in deepwater infrastructure;

•

Our expectation that the Ocean Project, a new, purpose-built U.S.-flagged diving service vessel that we have under construction, should be available in the first quarter of 2011, and it will replace our 37 year-old vessel, also named the Ocean Project;

•

Our expectations that the acquired vessel DMT Sapphire, which we have renamed Ocean Patriot, will be used for saturation diving service, will be available in the first quarter of 2011, and will be accretive to our 2011 earnings;

•	Our anticipation that the 2011 profit contribution from our shallow water diving services will be higher than in 2010;

•	Our anticipation that the 2011 profit contribution from our deepwater vessel services will be lower than in 2010 due to the completion in 2010 of work for BP at Macondo;

•	Our expectation that Subsea Projects will have consecutive years of lower operating income in 2010 and 2011 due to:

•	a softer market for our services as hurricane-related damage repair work is winding down

•	our decision to exit the MOPS business;

•	Our expectation that Subsea Projects operating income in 2011, specifically, will be lower than 2010 due to completion of BP Macondo project work;

•	Our projected EBITDA for 2010 and 2011 in the EBITDA reconciliation to Net Income in the Supplemental Financial Information; and

•	Subsea production control umbilicals orders forecast to be up approximately 51% in the period 2010 – 2014 compared to the period 2005 – 2009 in the Supplemental Market Information.

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:

•	worldwide demand and prices for oil and gas;

•	general economic and business conditions and industry trends;

•	delays in deliveries of deepwater drilling rigs;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels and pricing;

•	the level of production by non-OPEC countries;

•

uncertainties in the level of this spending and the timing of approved projects, particularly the timing and order flow rate of subsea field development (construction) activities. These uncertainties have been exacerbated by the Deepwater Horizon drilling rig tragedy at the Macondo well in the U.S. Gulf of Mexico in April 2010, the resulting environmental impacts, and the U.S. Department of Interior drilling moratorium;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	rapid technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels;

•	changes in competitive factors;

•	changes in project designs or schedules;

•	contract cancellations, change orders and other modifications;

•	difficulties executing on projects; and

•	overall economic conditions.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009 and our subsequent Quarterly Reports on Form 10-Q.

Except as required by applicable law, we do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By:	/s/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer

Date: November 15, 2010